Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 10, 2013, in the Registration Statement and related Prospectus of Luxoft Holding Inc. dated June 10, 2013.

/s/ Ernst & Young LLC
Moscow, Russia
June 10, 2013